                                                                    EXHIBIT 3.01

             FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA


          JUN 25 1997

         NO. C13600-97
          -------------
        /s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                             INTERNET CENTURY, INC.



              FIRST. The name of the corporation is:

                             INTERNET CENTURY, INC.

              SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

              THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

       (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

       (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

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       (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

       (D) Shall have power to sue and be sued in any court of law or equity.

       (E) Shall have power to make contracts.

       (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

       (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

       (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

       (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

       (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

       (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises,



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or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

       (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

       (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

       (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

       (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the


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objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

       (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

       (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

              FOURTH. That the total number of common stock authorized that may be issued by the Corporation is TWENTY FIVE THOUSAND (25,000) shares of stock without nominal par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

              FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

       The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:


              NAME                           POST OFFICE ADDRESS
              ----                           -------------------
              Brent Buscay                   2533 North Carson Street
                                             Carson City, Nevada 89706

              SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

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              SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

              NAME                           POST OFFICE ADDRESS
              ----                           -------------------

              Brent Buscay                   2533 North Carson Street
                                             Carson City, Nevada 89706

              EIGHTH. The resident agent for this corporation shall be:

                            LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

                            2533 North Carson Street
                            Carson City, Nevada 89706

              NINTH. The corporation is to have perpetual existence.

              TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

              Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

              To fix the amount to be reserved as working capital over and above its capital stock paid in: to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

       By resolution passed by a majority of the whole Board, to designate one
(1) or more committees, each committee to consist of one or more of the Directors of the Corporation.


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which, to the extent provided in the resolution, or in the By-Laws of the
Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

              When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

              ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

              TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or


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officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

              THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.


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
         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

     AUG. 26, 1998
     NO. C13600-97
  /s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                             INTERNET CENTURY, INC.

     The undersigned, Jennifer Ferlaino, as President and Secretary of Internet Century, Inc., a Nevada corporation does hereby certify:

     That the Board of Directors and the Shareholders of said corporation by unanimous written consent effective July 15, 1998, adopted resolutions to amend the original Articles of Incorporation as follows:

     Article FOURTH is hereby amended to read as follows:

               "The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 10,000,000 shares with par value of $.001 per share. The shares of this class of Common Stock shall have unlimited voting rights and shall constitute the sole voting group of the Corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Nevada Revised Statutes. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution. Cumulative voting shall not be permitted in the election of directors or otherwise. Preemptive rights to purchase additional shares of stock are denied.

               The Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock with par value of $.001 per share, which may be issued in one or more series at the discretion of the board of directors. In establishing a series, the board of directors shall give to it a distinctive designation so as to distinguish it form the share of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statutes."

     Article TWELFTH is hereby amended to read as follows:

          "The liability of the directors of the Corporation for monetary damages for breach of fiduciary duty is eliminated to the fullest extent provided by Nevada law.

          Directors and officers of the Corporation shall be indemnified by the Corporation against any liability to the fullest extent provided by Nevada law."

     The number of shares of the corporation outstanding and entitled to vote on amendments to the Articles of Incorporation is 25,000; that the said change and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                        /s/ JENNIFER L. FERLAINO
                                        ---------------------------------------
                                            President and Secretary

State of Arizona   )
                   )Section
County of Maricopa )


     On August 24, 1998, personally appeared before me, a Notary Public, Jennifer L. Ferlaino,
---------------------------------------------- who acknowledged that they
Name of Persons Appearing and Signing Document executed the above instrument.


                                        /s/ Lucy J. Vesterby
                                        --------------------------------------
                                        Signature of Notary

[Notary Seal]

                                                                    EXHIBIT 3.01

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                             INTERNET CENTURY, INC.


         The undersigned, Jeffrey Peterson, as President and Jennifer Ferlaino as Secretary of Internet Century, Inc., a Nevada corporation does hereby certify:

         That the Board of Directors of said corporation by unanimous written consent effective December 2, 1998, adopted a resolution to amend the Articles of Incorporation as follows:

         Article FIRST is hereby amended to read as follows:

               "The name of the corporation is: quepasa.com, inc."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 8,483,333; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                          /s/ Jeffrey Peterson
                                          -------------------------------------
                                              Jeffrey Peterson, President


                                          /s/ Jennifer Ferlaino
                                          -------------------------------------
                                              Jennifer Ferlaino, Secretary

State of Arizona             )
                             ) ss.
County of Maricopa           )

         On December 15, 1998, personally appeared before me, a Notary

Public Jeffrey Peterson and Jennifer Ferlaino, who acknowledged that they executed the above instrument.

                                                   /s/ Sharon A. Olson
                                          -------------------------------------
                                                  Signature of Notary
   (Notary Stamp or Seal)

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                QUEPASA.COM, INC.

         The undersigned, Jeffrey Peterson, as President and Jennifer Ferlaino as Secretary of quepasa.com, inc., a Nevada corporation does hereby certify:

         That the Board of Directors of said corporation by unanimous written consent effective January 29, 1999, adopted a resolution to amend the Articles of Incorporation as follows:

         Article FOURTH is hereby amended to read as follows:

                  "The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 50,000,000 shares with par value of $.001 per share, which may be issued in one or more series at the discretion of the board of directors. In establishing a series, the board of directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the voting powers, designations, limitations, restrictions and relative rights of each such series thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statutes. The shares of Common Stock shall constitute the sole voting group of the Corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Nevada Revised Statutes. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution. Cumulative voting shall not be permitted in the election of directors or otherwise. Preemptive rights to purchase additional shares of stock are denied."

                  The corporation shall have the authority to issue 5,000,000 shares of Preferred Stock with par value of $.001 per share, which may be issued in one or more series at the discretion of the board of directors. In establishing a series, the board of directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statutes."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 9,075,833; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                            /s/ Jeffrey Peterson
                                            -----------------------------------
                                            Jeffrey Peterson, President


                                            /s/ Jennifer Ferlaino
                                            -----------------------------------
                                            Jennifer Ferlaino, Secretary

State of Arizona                         )
                                         ) ss.
County of  Maricopa                      )
          ------------------------------

         On  March 8, 1999                         , personally appeared before
            _______________________________________
me, a Notary Public Jeffrey Peterson and Jennifer Ferlaino
                    _____________________________________________________, who
                        Name of Persons Appearing and Signing Document

acknowledged that they executed the above instrument.

                                             /s/ Danielle Miller
                                            -----------------------------------
                                                    Signature of Notary
 (Notary Stamp or Seal)